                                                                     EXHIBIT 2.2

                                VOTING AGREEMENT

                  This Voting Agreement is entered into as of September 9, 2001, by and between CRANE MERGERCO HOLDINGS, INC., a Delaware corporation ("PARENT"), and the undersigned ("STOCKHOLDER").

                                    RECITALS

         A. Parent, Crane Mergerco, Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("MERGER SUB") and American Coin Merchandising, Inc., a Delaware corporation (the "COMPANY"), are entering into a Merger Agreement (the "MERGER AGREEMENT") which provides (subject to the conditions set forth therein) for the merger of Merger Sub with and into the Company (the "MERGER").

         B. In order to induce Parent and Merger Sub to enter into the Merger Agreement, Stockholder is entering into this Voting Agreement.

                                    AGREEMENT

                  The parties to this Voting Agreement, intending to be legally bound, agree as follows:

         1. CERTAIN DEFINITIONS. For purposes of this Voting Agreement:

            (a) "COMPANY COMMON STOCK" means the shares of the Company's common stock, par value $.01 per share.

            (b) "EXPIRATION DATE" means the earlier of (i) the date upon which the Merger Agreement is terminated, or (ii) the date upon which the Merger becomes effective.

            (c) Stockholder shall be deemed to "OWN" or to have acquired "OWNERSHIP" of a security if Stockholder: (i) is the record owner of such security; or (ii) is the "beneficial owner" of such security (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended).

            (d) "PERSON" means any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

            (e) "SUBJECT SECURITIES" means: (i) all securities of the Company (including all shares of Company Common Stock, all debt or securities convertible into or exchangeable for Company Common Stock, and all options, warrants and other rights to acquire shares of Company Common Stock) Owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock, all debt or securities convertible into or exchangeable for Company Common Stock, and all additional options, warrants and other rights to acquire shares of Company

Common Stock) of which Stockholder acquires Ownership during the period from the date of this Agreement through the Expiration Date.

            (f) A Person shall be deemed to have effected a "TRANSFER" of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or otherwise disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

            (g) Unless otherwise defined in this Voting Agreement, all capitalized terms used but not defined in this Voting Agreement shall have the meanings ascribed to such terms in the Merger Agreement.

         2. TRANSFER OF SUBJECT SECURITIES

         2.1 Transferee of Subject Securities to be Bound by this Agreement. Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Stockholder shall not cause or permit any Transfer of any of the Subject Securities to be effected unless each Person to which any of such Subject Securities, or any interest in any of such Subject Securities, is or may be transferred shall have: (a) executed a counterpart of this Voting Agreement and a proxy in the form attached hereto as Exhibit A (with such modifications as Parent may reasonably request); and (b) agreed to hold such Subject Securities (or interest in such Subject Securities) subject to all of the terms and provisions of this Voting Agreement.

         2.2 Transfer of Voting Rights. Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Stockholder shall ensure that: (a) none of the Subject Securities is deposited into a voting trust; and (b) with respect to the Subject Securities, no proxy is granted, and no voting agreement or similar agreement is entered into.

         3. VOTING SHARES.

         3.1 Voting Agreement. Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date:

             (a) at any meeting of stockholders of the Company, however called, Stockholder shall (unless otherwise directed in writing by Parent) cause all outstanding shares of Company Common Stock (and any other Subject Securities having a vote thereon) that are Owned by Stockholder as of the record date fixed for such meeting to be voted in favor of the approval and adoption of the Merger Agreement and the approval of the Merger, and in favor of each of the other actions contemplated by the Merger Agreement; and

             (b) in the event written consents are solicited or otherwise sought from stockholders of the Company with respect to the approval or adoption of the Merger Agreement, with respect to the approval of the Merger or with respect to any of the other actions contemplated by the Merger Agreement, Stockholder shall (unless otherwise directed in writing by Parent) cause to be executed, with respect to all outstanding shares of Company Common Stock (and any other Subject Securities having a vote thereon) that are Owned by Stockholder as of the record date fixed for the consent to the proposed action, a written consent or written consents to such proposed action.

         3.2 Proxy; Further Assurances.

             (a) Contemporaneously with the execution of this Voting Agreement:
(i) Stockholder shall deliver to Parent a proxy in the form attached hereto as Exhibit A, which shall be irrevocable to the fullest extent permitted by law, with respect to all outstanding shares of Company Common Stock (and any other Subject Securities having a vote thereon) that are Owned by Stockholder as of the date hereof (the "PROXY"); and (ii) Stockholder shall cause to be delivered to Parent an additional proxy (in the form attached hereto as Exhibit A) executed on behalf of the record owner of any outstanding shares of Company Common Stock (and any other Subject Securities having a vote thereon) that are owned beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), but not of record, by Stockholder.

             (b) Stockholder shall, at his own expense, perform such further acts and execute such further documents and instruments as may reasonably be required to vest in Parent the power to carry out and give effect to the provisions of this Voting Agreement.

         4. WAIVER OF APPRAISAL RIGHTS; MERGER CONSIDERATION. Stockholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters' rights and any similar rights relating to the Merger or any related transaction that Stockholder or any other Person may have by virtue of the ownership of any outstanding shares of Company Common Stock (or other Subject Securities) Owned by Stockholder. Stockholder has knowledge of the current financial and business condition and prospects of the Company and has been given the opportunity to ask the Company and Parent questions and to receive answers from Parent concerning the terms and conditions of the Merger, in each case, as is necessary for Stockholder to adequately evaluate the value of the Company and the Merger, and its resulting economic effects, and Stockholder's entering into this Voting Agreement. Accordingly, Stockholder acknowledges and agrees that the Merger Consideration is fair to the Stockholder from a financial standpoint.

         5. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER. Stockholder hereby represents and warrants to Parent as follows:

         5.1 Authorization. Stockholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Voting Agreement and the Proxy and to perform his obligations hereunder and thereunder. This Voting Agreement and the Proxy have been duly executed and delivered by Stockholder and constitute legal, valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         5.2 No Conflicts or Consents.

             (a) The execution and delivery of this Voting Agreement and the Proxy by Stockholder do not, and the performance of this Voting Agreement and the Proxy by Stockholder will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Stockholder or by which he or any, of his properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Subject Securities or the right to vote same pursuant to, any agreement to which Stockholder is a party or by which Stockholder or any of his affiliates or properties is or may be bound or affected.

             (b) The execution and delivery of this Voting Agreement and the Proxy by Stockholder do not, and the performance of this Voting Agreement and the Proxy by Stockholder will not, require any consent or approval of any Person.

         5.3 Title to Securities. As of the date of this Voting Agreement: (a) Stockholder holds of record (free and clear of any encumbrances or restrictions) the number of outstanding shares of Company Common Stock set forth under the heading "Shares Held of Record" on the signature page hereof; (b) Stockholder holds (free and clear of any encumbrances or restrictions) the options, warrants and other rights to acquire shares of Company Common Stock set forth under the heading "Options and Other Rights" on the signature page hereof; (c) Stockholder Owns the additional securities of the Company set forth under the heading "Additional Securities Beneficially Owned" on the signature page hereof; and (d) Stockholder does not directly or indirectly Own any shares of capital stock or other securities of the Company, or any option, warrant or other right to acquire (by purchase, conversion, exercise, exchange or otherwise) any shares of capital stock or other securities of the Company, other than the shares and options, warrants and other rights set forth on the signature page hereof.

         5.4 Accredited Investor. Stockholder is a director of the Company and either (i) has an individual net worth (or joint net worth with such person's spouse) in excess of $1,000,000, (ii) had an individual income in excess of $200,000 in each of the two most recent years and who reasonably expects to have an individual income in excess of $200,000 in the current year or (iii) had joint income, including any income attributable to his or her spouse or to property owned by his or her spouse, in excess of $300,000 in each of the two most recent years and who reasonably expects to have such joint income in excess of $300,000 in the current year.

         5.5 Accuracy of Representations. Stockholder's representations and warranties in this Voting Agreement are complete and accurate in all respects as of the date of this Voting Agreement, and Stockholder covenants that such representations and warranties will be accurate in all respects at all times through the Expiration Date and will be accurate in all respects as of the date of the consummation of the Merger as if made on such date.

         6. ADDITIONAL COVENANTS OF STOCKHOLDER.

         6.1 Further Assurances. From time to time and without additional consideration, Stockholder shall (at Stockholder's sole expense) execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, as Parent may request for the purpose of carrying out and furthering the intent of this Voting Agreement.

         6.2 Release. Stockholder, on behalf of himself and his principals, heirs, estate, executors, administrators, representatives, successors, and assigns, hereby fully and forever releases and discharges Parent and its affiliates, the Company and its affiliates, and each of their respective officers, directors, shareholders, employees, agents, servants, representatives and attorneys, and their respective successors and assigns and predecessors in interest (collectively, "AFFILIATES"), from all actions, claims, demands, losses, expenses, obligations and liabilities related to or arising in connection with (a) any actions and/or omissions of Parent or the Company or any of their Affiliates before the date hereof in any way related to the sale of the Company (other than obligations of the Company to indemnify the Stockholder) and
(b) the execution and performance of the Merger Agreement, other than with respect to Stockholder's receipt of his portion of the aggregate Merger Consideration. Stockholder further covenants and agrees to not, directly or indirectly, initiate, institute, maintain or further prosecute or participate in, encourage, induce, or assist, any claim, lawsuit, action or other proceeding against the Company or Parent or their respective Affiliates, for any relief whatsoever (i) if the Merger Agreement is consummated in accordance with its terms (other than with respect to Stockholder's receipt of his portion of the aggregate Merger Consideration) or (ii) to stop, hinder or delay the Merger; provided, however, that nothing in this Voting Agreement shall limit or affect any obligations, including any applicable fiduciary duties, that Stockholder may have under applicable law in such Stockholder's capacity as a director of the Company.

         7. MISCELLANEOUS.

         7.1 Survival of Representations, Warranties and Agreements. All representations, warranties, covenants and agreements made by Stockholder in this Voting Agreement shall survive the consummation of the Merger, and the termination of this Agreement shall not relieve any party from any liability for any breach of any representation, warranty or covenant contained in this Agreement which results in such termination.

         7.2 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Voting Agreement shall be paid by the party incurring such costs and expenses.

         7.3 Notices. Except as otherwise expressly stated, every notice, demand, consent, or other communication required or permitted under this Voting Agreement will be valid only if it is in writing (whether or not this Agreement expressly states that it must be in writing) and delivered personally or by commercial courier, or first-class, postage-prepaid, United States mail (whether or not certified or registered, and regardless of whether a return receipt is requested or received by the sender), and addressed, if to Parent, to the address listed underneath its signature to this Voting Agreement; and, if to Stockholder, to the address listed underneath such Stockholder's signature to this Voting Agreement. A validly given notice, demand, consent, or other communication will be effective on the earlier of its receipt, if delivered personally or by commercial courier, or the third day after it is postmarked by the United States Postal Service, if delivered by first-class, postage-prepaid, United States mail.

         7.4 Severability. If any provision of this Voting Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or y enforceability of any other provision of this Voting Agreement. Each provision of this Voting Agreement is separable from every other provision of this Voting Agreement, and each part of each provision of this Voting Agreement is separable from every other part of such provision.

         7.5 Entire Agreement. This Voting Agreement, the Proxy and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all concurrent and prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Voting Agreement shall be binding upon either party unless made in writing and signed by both parties.

         7.6 Assignment; Binding Effect. Except as provided herein, neither this Voting Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Stockholder and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Voting Agreement shall be binding upon Stockholder and his heirs, estate, executors, personal representatives, successors and assigns, and shall inure to the benefit of Parent and its successors and assigns. Without limiting any of the restrictions set forth in Section 2 or elsewhere in this Voting Agreement, this Voting Agreement shall be binding upon any Person to whom any Subject Securities are Transferred. Nothing in this Voting Agreement is intended to confer on any Person (other than Parent and its successors and assigns) any rights or remedies of any nature.

         7.7 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement or the Proxy was not performed in accordance with its specific terms or was otherwise breached. Stockholder agrees that, in the event of any breach or threatened breach by Stockholder of any covenant or obligation in this Voting Agreement or in the Proxy, Parent shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Stockholder further agrees that neither Parent nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.8, and Stockholder irrevocably waives any right Stockholder may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

         7.8 Non-Exclusive Remedies. The rights and remedies of Parent under this Voting Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent under this Voting Agreement, and the obligations and liabilities of Stockholder under this

Voting Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable statutes, rules and regulations. Nothing in this Voting Agreement shall limit any of Stockholder's obligations, or the rights or remedies of Parent, under any Affiliate Agreement between Parent and Stockholder; and nothing in any such Affiliate Agreement shall limit any of Stockholder's obligations, or any of the rights or remedies of Parent, under this Voting Agreement.

         7.9 Governing Law; Venue.

             (a) This Voting Agreement and the Proxy shall be construed in accordance with, and governed in all respects by, the laws of the State of Delaware (without giving effect to principles of conflicts of laws).

             (b) STOCKHOLDER IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS VOTING AGREEMENT OR THE ENFORCEMENT OF ANY PROVISION OF THIS VOTING AGREEMENT.

         7.10 Counterparts. This Voting Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

         7.11 Captions. The captions contained in this Voting Agreement are for convenience of reference only, shall not be deemed to be a part of this Voting Agreement and shall not be referred to in connection with the construction or interpretation of this Voting Agreement.

         7.12 Attorneys' Fees. If any legal action or other legal proceeding relating to this Voting Agreement or the enforcement of any provision of this Voting Agreement is brought against Stockholder, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

         7.13 Waiver. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Voting Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Voting Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim available to Parent arising out of this Voting Agreement, or any power, right, privilege or remedy of Parent under this Voting Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         7.14 Construction.

              (a) For purposes of this Voting Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

              (b) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Voting Agreement.

              (c) As used in this Voting Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation"

              (d) Except as otherwise indicated, all references in this Voting Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Voting Agreement and Exhibits to this Voting Agreement.



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                  IN WITNESS WHEREOF, Parent and Stockholder have caused this Voting Agreement to be executed as of the date first written above.


                                          CRANE MERGERCO HOLDINGS, INC.


                                          By:
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                                             Name:
                                             Title:
                                                  Address:
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                                                  Facsimile:
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                                           STOCKHOLDER:

                                           Signature:
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                                           Printed Name:
                                                        --------------------
                                           Address:
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                                           Facsimile:
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Shares Held of Record           Options and Other Rights       Additional Securities Beneficially Owned
---------------------           ------------------------       ----------------------------------------

                                    EXHIBIT A

                            FORM OF IRREVOCABLE PROXY


                  The undersigned stockholder of American Coin Merchandising, Inc., a Delaware corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes ______________ and Crane Mergerco Holdings, Inc., a Delaware corporation ("PARENT"), and each of them, the attorneys and proxies of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to
(i) the outstanding shares of capital stock of the Company owned of record by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy, and (ii) any and all other shares of capital stock of the Company which the undersigned may acquire on or after the date hereof. (The shares of the capital stock of the Company referred to in clauses "(i)" and "(ii)" of the immediately preceding sentence are collectively referred to as the "Shares.") Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and the undersigned agrees that no subsequent proxies will be given with respect to any of the Shares.

                  This proxy is irrevocable, is coupled with an interest and is granted in connection with the Voting Agreement, dated as of the date hereof, between Parent and the undersigned (the "Voting Agreement"), and is granted in consideration of Parent entering into the Merger Agreement, dated as of the date hereof, among Parent, Crane Mergerco, Inc. and the Company (the "Merger Agreement").

                  Each of the attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the earlier to occur of the termination of the Merger Agreement or the effective time of the merger contemplated thereby (the "Merger") at any meeting of the stockholders of the Company, however called, or in connection with any solicitation of written consents from, stockholders of the Company, in favor of the approval and adoption of the Merger Agreement and the approval of the Merger, and in favor of each of the other actions contemplated lay the Merger Agreement.

                  The undersigned may vote the Shares on all other matters.

                  This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the undersigned (including any transferee of any of the Shares).

                  If any provision of this proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and. enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this proxy. Each provision of this proxy is separable from every other provision of this proxy, and each part of each provision of this proxy is separable from every other part of such provision.

                  This proxy shall be construed in accordance with, and governed in all respects by, the laws of the State of Delaware (without giving effect to principles of conflicts of laws).

                  This proxy shall terminate upon the earlier of the valid termination of the Merger Agreement or the Effective Time of the Merger.


Dated:   September 9, 2001.
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                                                     Signature

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                                                  Printed Name

                                            Number of shares of common stock of
                                            the Company owned of record as of
                                            the date of this proxy: